Exhibit 1.1

NISOURCE INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

October 31, 2025

October 31, 2025

To: [•]

To the Addressees:

NiSource Inc., a Delaware corporation (the “Company”), proposes from time to time (i) to issue and sell shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), through [•] (the “Manager”), acting as sales agent, and (ii) in consultation with the Forward Purchaser (as defined below) and the Manager, to instruct borrowed shares (the “Forward Hedge Shares”, and together with the Primary Shares, the “Shares”) of Common Stock to be sold through the Manager, acting in its capacity as agent for the Forward Purchaser as forward seller (the “Forward Seller”) for [•] or one or more of its affiliates (the “Forward Purchaser”) in connection with one or more Confirmations (as defined below), in each case on the terms set forth in this equity distribution agreement (this “Agreement”).

The Company has also entered into Equity Distribution Agreements (collectively, the “Alternative Equity Distribution Agreements”), each dated as of even date herewith, with each of [•],[•], [•] and [•] (each, in its capacity as sales agent and as forward seller thereunder, an “Alternative Manager”) and each of their related Alternative Forward Purchaser (as defined below) for the issuance and/or sale from time to time through the Alternative Managers of Shares on the terms set forth in the Alternative Equity Distribution Agreements and also may enter into one or more forward stock purchase transactions (collectively, the “Alternative Confirmations”) with [•],[•],[•] or [•] as a forward purchaser thereunder (the “Alternative Forward Purchasers”). This Agreement and the Alternative Equity Distribution Agreements are collectively referred to herein as the “Equity Distribution Agreements.” The Company, the Manager, the Forward Seller and the Forward Purchaser understand that the aggregate gross sales price of Shares to be sold pursuant to the Equity Distribution Agreements shall not exceed $1,500,000,000 in the aggregate (the “Maximum Program Amount”).

The Company may enter into one or more forward stock purchase transactions with the Forward Purchaser as set forth in the applicable Confirmations. In connection therewith, the Forward Purchaser, through the Forward Seller, will effect sales of Forward Hedge Shares on the terms set forth in Section 2 of this Agreement. “Confirmation” means, for each Forward Sale (as defined below), the contract evidencing such Forward Sale between the Company and the Forward Purchaser, which shall be comprised of the Master Confirmation for Forward Sale, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein (the “Master Forward Confirmation”), and the related “Supplemental Confirmation” and “Pricing Report” (each, as defined in the Master Forward Confirmation).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-291167), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and/or to be sold through the Manager, the Forward Seller or the Alternative Managers as forward sellers pursuant to the Equity Distribution Agreements. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Manager, the Forward Seller or the Forward Purchaser, as applicable, in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined below), if any. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Manager, the Forward Seller or the Forward Purchaser, as applicable, by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Manager, the Forward Seller or the Forward Purchaser, as applicable, for such use. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Manager, the Forward Seller or the Forward Purchaser, as applicable, in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. The Company represents and warrants to and agrees with the Manager, the Forward Seller and the Forward Purchaser:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8(A) of the Securities Act are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Manager, the Forward Seller or the Forward Purchaser, as applicable, expressly for use in the Prospectus or in the General Disclosure Package. For purposes of this Agreement, the only information so furnished in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any Permitted Free Writing Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, shall be the Manager’s or the Forward Seller’s, as applicable, name on the cover of the Prospectus (as applicable, the “Manager Information”).

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager, the Forward Seller or the Forward Purchaser, as applicable, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Manager, the Forward Seller or the Forward Purchaser, as applicable, in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package; and the Company is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

(g) Each significant subsidiary (as defined in Rule 405 under the Securities Act) of the Company (each direct and indirect significant subsidiary of the Company being hereinafter referred to as a “Significant Subsidiary” and all such direct and indirect significant subsidiaries of the Company being hereinafter referred to collectively as the “Significant Subsidiaries”) has been duly incorporated or duly formed and is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or limited liability, and other) to own its properties and conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable; and except as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, all of the capital stock or other equity interests of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(h) The Primary Shares, any shares of Common Stock to be delivered by the Company to the Forward Purchaser pursuant to any Confirmation or to any Alternative Forward Purchaser pursuant to any Alternative Confirmation (the “Confirmation Shares”) and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Primary Shares and any Confirmation Shares have been delivered and paid for in accordance with this Agreement or any Confirmation, such shares of Common Stock will have been validly issued, fully paid and nonassessable and will conform to the descriptions thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to such shares of Common Stock.

(i) Except for the discounts and commissions payable by the Company to the Manager, the Forward Seller, the Forward Purchaser, any Alternative Manager or any Alternative Forward Purchaser in connection with the offering of the Shares contemplated herein or in any Alternative Equity Distribution Agreement or as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Forward Purchaser, the Forward Seller, or the Manager for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

(j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(k) The outstanding shares of Common Stock are listed on The New York Stock Exchange LLC (the “Exchange”), and the Primary Shares and any Confirmation Shares have been approved for listing on the Exchange, subject to notice of issuance.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and each Confirmation, in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and made under the Securities Act, and such as may be required under the Federal Power Act, the Exchange Act and state securities laws.

(m) The execution, delivery and performance of this Agreement, any Confirmation and the issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of the Company or any subsidiary of the Company (each direct and indirect subsidiary of the Company being hereinafter referred to as a “Subsidiary” and all such direct and indirect subsidiaries of the Company being hereinafter referred to collectively as the “Subsidiaries”), (ii) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or (iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, except in the case of clauses (ii) and (iii) where such violation, breach or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and the Subsidiaries taken as a whole (“Material Adverse Effect”) and would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement, any Confirmation, or which would otherwise be material in the context of the sale of the Shares; and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement or any Confirmation.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(q) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any Significant Subsidiary has any material contingent liability.

(r) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, there are no pending actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or to affect materially and adversely the ability of the Company to perform its obligations under this Agreement and each Confirmation, or which are otherwise material in the context of the sale of the Shares; and, to the knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.

(s) The financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly the financial position of the entity presented and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with all other financial statements presented for such entity; and any schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by each of the Registration Statement, the Prospectus and the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than dividends or distributions made in the ordinary course of business consistent with past practice or pursuant to the terms of any outstanding preferred stock.

(u) The Company is not, and after giving effect to the offering and sale of the Shares, the consummation of the transactions contemplated by any Confirmation or any Alternative Confirmation and the application of the proceeds thereof as described in each of the Registration Statement, the Prospectus and the General Disclosure Package will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(v) [Reserved].

(w) The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(x) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Company’s management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) The Master Forward Confirmation has been duly authorized, executed and delivered by the Company and constitutes, and any Supplemental Confirmation will be duly authorized, executed and delivered by the Company and will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Master Forward Confirmation set forth in the Prospectus and the General Disclosure Package is correct in all material respects.

(z) Assuming that the Forward Seller complies with Rule 173 under the Securities Act in connection with the sales of Shares in an amount not greater than the Number of Shares (as defined in each applicable Confirmation) and assuming that the Forward Seller complies with the requirements of the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”), to which the Staff responded in an interpretive letter dated October 9, 2003, in connection with closing out open borrowings of Common Stock created in the course of the hedging activities set forth below, (i) the issuance and sale by the Company of the Confirmation Shares to the Forward Purchaser in settlement of any Confirmation in accordance with the terms thereof and the delivery by the Forward Purchaser or its affiliate of the Confirmation Shares during the term of and at settlement of any Confirmation to close out open borrowings of Common Stock created in the course of the hedging activities created by the Forward Purchaser or its affiliate relating to its exposure under any Confirmation will not require registration under the Securities Act, (ii) the Company will not have an obligation to file a prospectus supplement pursuant to Rule 424(b) under the Securities Act regulations in connection with any Confirmation Shares delivered to the Forward Purchaser or its affiliate by the Company upon such settlement, and (iii) no prospectus supplement will be required to be filed under Rule 424(b) under the Securities Act in connection with any Confirmation Shares delivered by the Forward Purchaser or its affiliate to close out open borrowings created in the course of the hedging activities created by the Forward Purchaser or its affiliate relating to its exposure under any Confirmation. Except for the Alternative Equity Distribution Agreements and as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, the Company has not entered into any other sales agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) under the Securities Act.

(aa) (i) None of the Company or any of the Subsidiaries or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and the Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor the Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(bb) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc) (i) None of the Company or any Subsidiary or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, Venezuela and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and the Subsidiaries have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd) (i)(A) Except as disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (x) the Company and the Manager agree that the Company may from time to time issue and sell Shares through the Manager, acting as sales agent (any such sale, a “Direct Sale”) or (y) the Company may from time to time, in consultation with the Forward Purchaser and the Forward Seller, instruct Forward Hedge Shares to be sold through the Manager, acting as forward seller (any such sale, a “Forward Sale”).

(a) If the Company wishes that the Manager or the Forward Seller, as applicable, sell Shares, then it shall instruct the Manager or the Forward Seller, as applicable, by email (including any price, time or size limits or other customary parameters or conditions) to sell such Shares on any Trading Day (as defined below) using a form substantially similar to that attached hereto as Exhibit A (the “Transaction Confirmation”). Such Transaction Confirmation shall also (i)

specify whether such Shares will be sold through the Manager, acting as sales agent in a Direct Sale, or through the Forward Seller in connection with a Forward Sale and (ii) if such Transaction Confirmation specifies that it relates to a Forward Sale, be accompanied by a duly executed Supplemental Confirmation, with terms corresponding to such Forward Sale. If the Manager, the Forward Seller or the Forward Purchaser, as applicable, wishes to accept the proposed terms included in the Transaction Confirmation and, if applicable, Supplemental Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wishes to accept amended terms, then the Manager, the Forward Seller or the Forward Purchaser, as applicable, will issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) setting forth the terms that the Manager, the Forward Seller and Forward Purchaser are willing to accept. Where the terms provided in the Transaction Confirmation and, if applicable, Supplemental Confirmation, are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company, the Manager or the Forward Seller and the Forward Purchaser, as applicable, until the Company confirms its acceptance of all of the terms of such Transaction Confirmation, as amended, by email or telephone, with confirmation to be provided promptly thereafter by email (or other method mutually agreed to in writing by the parties hereto), along with, to the extent necessary, a duly executed amended Supplemental Confirmation with terms corresponding to such amended Transaction Confirmation. Notwithstanding the foregoing, the Company and the Manager and/or Forward Seller may elect that, with respect to any Direct Sale or Forward Sale, the Manager shall deliver the applicable Transaction Confirmation and, if applicable, Supplemental Confirmation, to the Company, which may acknowledge and agree to such Transaction Confirmation and, if applicable, Supplemental Confirmation, in writing. No Transaction Confirmation may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period (as defined in the Transaction Confirmation) to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. No selling period for the Shares may overlap in whole or in part with any “Unwind Period” (as defined in the Transaction Confirmation) under any Confirmation or Alternative Confirmations. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular closing time. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement or the Alternative Equity Distribution Agreements shall be effected by or through only the Manager or the Forward Seller, as applicable, or an Alternative Manager under an Alternative Distribution Agreement, as applicable, on any single day, but in no event by more than one of them, and the Company shall in no event request that the Manager or the Forward Seller, as applicable, and the Alternative Managers sell Shares on the same day.

(b) Subject to the terms and conditions hereof and, with respect to a Forward Sale, the applicable Confirmation, the Manager or the Forward Seller, as applicable, shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares with respect to which the Manager has agreed to act as sales agent, if a Direct Sale, or as the Forward Seller, if a Forward Sale, respectively. The Company acknowledges and agrees that (i) there can be no assurance that the Manager or the Forward Seller, as applicable, will be successful in selling the Shares; (ii) the Manager or the Forward Seller, as applicable, will incur no liability or obligation to the Company, the Forward Purchaser or any other person or entity if it does not sell Shares for any reason and (iii) the Manager or the Forward Seller, as applicable, shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(c) The Company shall not authorize the issuance or sale of, and the Manager or the Forward Seller, as applicable, shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) of this Agreement. In addition, the Company, the Manager or the Forward Seller, as applicable, may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement and the Alternative Equity Distribution Agreements exceed the Maximum Program Amount.

(d) The Manager or the Forward Seller, as applicable, shall provide written confirmation (which may be by email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the price or prices at which such Shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the aggregate Net Proceeds (as defined below) to the Company or the Forward Purchaser, as applicable, and (v) the commission payable by the Company to the Manager or the Forward Seller, as applicable, with respect to such sales, which shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager or the Forward Seller, as applicable, to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent or the Forward Seller, as applicable, shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Company, the Manager and the Forward Seller agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold, the Manager and the Forward Seller shall not be obligated to sell or offer to sell Shares, and the Company shall not request the amendment of the Transaction Confirmation and, if applicable, any Supplemental Confirmation, during (i) the period beginning on the first business day after the end of each calendar quarter through and including the end of the first business day following the date on which the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the applicable fiscal periods to which such report relates or (ii) any other period in which the Company is in possession of material non-public information.

(g) Notwithstanding anything herein to the contrary, in the event that, in the Forward Purchaser’s sole judgement, it (or its affiliate) (i) is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Forward Hedge Shares to be borrowed and sold pursuant to this Agreement or (ii) would incur a stock loan cost that is more than the rate set forth in the applicable Supplemental Confirmation, then the Forward Seller shall be required to sell on behalf of the Forward Purchaser (or its affiliate) only the aggregate number of Forward Hedge Shares that the Forward Purchaser (or its affiliate) is able to so borrow below such cost.

3. Fee. (a) (i) The compensation to the Manager for sales of the Primary Shares with respect to which the Manager acts as sales agent hereunder shall be an amount not to exceed 2.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement and (ii) the compensation payable to the Forward Seller for sales of Forward Hedge Shares shall be an amount not to exceed 2.00% of the volume weighted average of the sales prices of all Forward Hedge Shares sold during the applicable period by the Forward Seller, unless the parties otherwise agree. The remaining proceeds shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such sales (the “Net Proceeds”).

(b) If this Agreement is terminated by the Company prior to December 31, 2028 in accordance with the provisions of Section 10 of this Agreement and, at the time of the Company’s notice of termination, the gross purchase price of the Shares sold pursuant to this Agreement is less than $100,000,000, the Company shall reimburse the Manager or the Forward Seller, as applicable, for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Manager, the Forward Seller and the Forward Purchaser incurred by it in connection with the offering contemplated by this Agreement.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the first Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made.

(a) On each date of settlement of any Direct Sale (each such day, a “Direct Settlement Date”), the Primary Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment by the Manager of the Net Proceeds from the sale of such Primary Shares. Settlement for all such Primary Shares shall be effected by free delivery of the Primary Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Primary Shares on any Direct Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(b) On each date of settlement for any Forward Sale (each such day, a “Forward Settlement Date”), the Forward Hedge Shares shall be delivered by the Forward Purchaser (or its affiliate) to the Forward Seller in book-entry form to the Forward Seller’s account at The Depository Trust Company against payment by the Forward Seller of the Net Proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the Forward Purchaser (or its affiliate), or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto. For purposes of this Agreement, references to “Settlement Date” shall include any Direct Settlement Date and any Forward Settlement Date.

5. Conditions to the Manager’s and Forward Seller’s Obligations. The obligations of the Manager and the Forward Seller are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Manager’s or the Forward Seller’s judgment, is material and adverse and that makes it, in the Manager’s or the Forward Seller’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Manager, the Forward Seller and the Forward Purchaser shall have received on each date specified in Section 6(l) of this Agreement a certificate, dated such date and signed by an executive officer or treasurer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) of this Agreement and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8(A) of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with the Manager Information.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) (i) The Manager and, if applicable, the Forward Seller and the Forward Purchaser shall have received on each date specified in Section 6(m) of this Agreement, an opinion and negative assurance letter of outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Manager and if applicable, the Forward Seller and the Forward Purchaser; and

(ii) The Manager and, if applicable, the Forward Seller and the Forward Purchaser shall have received on each date specified in Section 6(m) of this Agreement, an opinion of internal counsel for the Company, dated such date, in form and substance satisfactory to the Manager and, if applicable, the Forward Seller and the Forward Purchaser.

The opinions of counsel for the Company described in Sections 5(c)(i) and 5(c)(ii) of this Agreement shall be rendered to the Manager and, if applicable, the Forward Seller and the Forward Purchaser at the request of the Company and shall so state therein.

(d) The Manager, the Forward Seller and the Forward Purchaser shall have received on each date specified in Section 6(n) of this Agreement, an opinion and negative assurance letter of Hunton Andrews Kurth LLP, counsel for the Manager, the Forward Seller and the Forward Purchaser, dated such date, in form and substance reasonably satisfactory to the Manager.

(e) The Manager shall have received on each date specified in Section 6(o) of this Agreement, a letter dated such date in form and substance satisfactory to the Manager, from Deloitte & Touche LLP, independent public accountants for the Company, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Company by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g) The Primary Shares and any Confirmation Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the Company. The Company covenants with the Manager, the Forward Seller and the Forward Purchaser as follows:

(a) To the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, to furnish to the Manager, the Forward Seller and the Forward Purchaser copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Manager, the Forward Seller or the Forward Purchaser, as the case may be, may from time to time reasonably request, and, in case the Manager or the Forward Seller is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Manager, the Forward Seller or the Forward Purchaser, as the case may be, and at its own expense, the Company shall prepare and deliver to the Manager, the Forward Seller and the Forward Purchaser as many copies as the Manager, the Forward Seller or the Forward Purchaser may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager, the Forward Seller and the Forward Purchaser reasonably object (other than (i) any prospectus supplement relating to the offering of Shelf Securities other than the Common Stock or (ii) by means of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or Registration Statement on Form 8-A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus). To furnish to the Manager, the Forward Seller and the Forward Purchaser a copy of each proposed free writing prospectus relating to the Shares to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager, the Forward Seller and the Forward Purchaser reasonably object. Not to take any action that would result in the Manager, the Forward Seller or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager, the Forward Seller or the Forward Purchaser that the Manager, the Forward Seller or the Forward Purchaser otherwise would not have been required to file thereunder.

(c) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Manager and the

Forward Seller under this Agreement and through the Alternative Managers under the Alternative Equity Distribution Agreements during such fiscal quarterly period, (ii) the Net Proceeds received by the Company from such sales and (iii) the aggregate compensation deemed paid by the Company with respect to sales of Shares pursuant to this Agreement and the Alternative Equity Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Exchange Act or any rules or regulations thereunder (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) of this Agreement, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (in each case, to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Manager, the Forward Seller and the Forward Purchaser via electronic mail in “.pdf” format on such filing date to the respective electronic mail accounts designated by the Manager, the Forward Seller and the Forward Purchaser and, at the Manager’s, the Forward Seller’s or the Forward Purchaser’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the Manager, the Forward Seller and the Forward Purchaser, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Manager, the Forward Seller and the Forward Purchaser by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) of this Agreement, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and, to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, to furnish to the Manager, the Forward Seller and the Forward Purchaser as many copies as the Manager, the Forward Seller and the Forward Purchaser may reasonably request of such amendment or supplement.

(g) To use commercially reasonable efforts, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h) To make generally available to the Company’s security holders and to the Manager and the Forward Seller as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, the Forward Seller and the Forward Purchaser, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) of this Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Manager, the Forward Seller and the Forward Purchaser in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Manager, the Forward Seller and the Forward

Purchaser incurred in connection with the initial documentation of the offering contemplated by this Agreement, including any review and qualification by the Financial Industry Regulatory Authority, Inc. (up to, together with the expenses and fees pursuant to Section 6(i) of the Alternative Equity Distribution Agreements, $200,000 in the aggregate, subject to the terms of Section 3(b) of this Agreement), (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3(b) and Section 8 of this Agreement, the Manager, the Forward Seller and the Forward Purchaser will pay all of its costs and expenses, including any advertising expenses connected with any offers the Manager, the Forward Seller and the Forward Purchaser may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b) of this Agreement, a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k) (i) To use its commercially reasonable efforts to cause the Primary Shares and any Confirmation Shares to be listed for trading on the Exchange; (ii) to reserve and keep available at all times, free of pre-emptive rights, Shares and any Confirmation Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation; and (iii) to engage and maintain, at its expense, a registrar and transfer agent for the Shares and any Confirmation Shares.

(l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K) or (iii) the Manager, the Forward Seller or the Forward Purchaser reasonably requests (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager, the Forward Seller and the Forward Purchaser forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Manager, the Forward Seller and the Forward Purchaser, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(m) On each Representation Date, the Company shall cause to be furnished to the Manager and, if such Representation Date relates to the execution of a Confirmation, the Forward Seller and the Forward Purchaser, dated as of such date, in form and substance satisfactory to the Manager, the Forward Seller and the Forward Purchaser, as applicable, a written opinion of the internal and outside counsel for the Company, each as described in Section 5(c) of this Agreement, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) On each Representation Date, Hunton Andrews Kurth LLP, counsel to the Manager, the Forward Seller and the Forward Purchaser, shall furnish to the Manager, the Forward Seller and the Forward Purchaser a written opinion, dated as of such date in form and substance reasonably satisfactory to the Manager, the Forward Seller and the Forward Purchaser.

With respect to Sections 6(m) and 6(n) of this Agreement, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Manager, the Forward Seller and the Forward Purchaser with a letter (a “Reliance Letter”) to the effect that the Manager, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under Section 6(m) or Section 6(n) of this Agreement, as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, or there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (iv) on such other dates as may be reasonably requested by the Manager, the Forward Seller and the Forward Purchaser, Deloitte & Touche LLP, independent public accountants of the Company, shall deliver to the Manager, the Forward Seller and the Forward Purchaser the comfort letter(s) described in Section 5(e) of this Agreement.

(p) To promptly reply to due diligence inquiries from the Manager, the Forward Seller or the Forward Purchaser and their respective representatives, including, without limitation, furnishing requested materials and making senior management and representatives of the Company’s registered independent accounting firm available for due diligence conference calls, upon the reasonable request of the Manager, the Forward Seller or the Forward Purchaser.

(q) That it consents to the Manager or the Forward Seller trading in the Common Stock for the Manager’s or the Forward Seller’s own account and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(r) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager or the Forward Seller and the Forward Purchaser, as applicable, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that (i) such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares and (ii) to the extent that such representations and warranties speak as of another date, such representations and warranties shall be true and correct as of such other date).

(s) Prior to instructing the Manager or the Forward Seller pursuant to Section 2 of this Agreement to make sales on any given day (or as otherwise agreed between the Company and the Manager or the Forward Seller), an authorized officer of the Company shall have approved the minimum price and maximum number of Shares to be sold on such day which minimum price shall not be less than the minimum consideration determined pursuant to the formula approved by the Board of Directors.

(t) Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Manager or the Forward Seller pursuant to this Agreement or through the Alternative Managers pursuant to the Alternative Equity Distribution Agreements, (ii) any Confirmation Shares, (iii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iv) any shares of

Common Stock or stock units issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, including shares of Common Stock issued upon exercise of such options or (v) any shares of Common Stock or stock units issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Manager or the Forward Seller at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Manager or the Forward Seller suspending activity under this program for such period of time as requested by the Company.

7. Covenants of the Manager and the Forward Seller. The Manager and the Forward Seller covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager or the Forward Seller that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager or the Forward Seller.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Manager, the Forward Seller and the Forward Purchaser, their respective directors, officers, employees, agents and affiliates, and each person, if any, who controls the Manager, the Forward Seller or the Forward Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Manager Information.

(b) Each of the Manager, the Forward Seller and the Forward Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to information relating to the Manager, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Manager, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) of this Agreement, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but failure to so notify an indemnifying party as provided in this Section 8(c) shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the named parties to any proceeding include the indemnified party and another party, and the indemnified party has legal defenses that the other party does not. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, the Forward Seller or the Forward Purchaser, in the case of parties indemnified pursuant to Section 8(a) of this Agreement, and by the Company, in the case of parties indemnified pursuant to Section 8(b) of this Agreement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) of this Agreement is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the each of Company, the Manager, the Forward Seller and the Forward Purchaser from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) of this Agreement is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) of this Agreement but also the relative fault of each of the Company, the Manager, the Forward Seller and the Forward Purchaser in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Manager, the Forward Seller and the Forward Purchaser in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) in the case of the Company, (x) the net proceeds from the offering of the Primary Shares (before deducting expenses, if applicable, and, for the avoidance of doubt, without including proceeds from the offering of Primary Shares pursuant to the Alternative Equity Distribution Agreements) received by the Company, or (y) with respect to a Forward Sale, the proceeds that would be received by the Company upon physical settlement of each applicable Confirmation assuming that the aggregate amount payable by the Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Forward Hedge Shares with respect to such Forward Sale, (ii) in the case of the Manager, the total commissions received by the Manager in respect of the Primary Shares, (iii) in the case of the Forward Seller, the total commissions received by the Forward Seller in respect of the Forward Hedge Shares, and (iv) in the case of the Forward Purchaser, the Spread (as defined in the applicable Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) retained by the Forward Purchaser under such Confirmation. The relative fault of each of the Company, the Manager, the Forward Seller and the Forward Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Each of the Company, the Manager, the Forward Seller and the Forward Purchaser agrees that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) of this Agreement. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Manager, the Forward Seller and the Forward Purchaser shall not be required to contribute any amount in excess of (i) the total compensation received by the Manager in connection with the sale of Shares on behalf of the Company, (ii) the total compensation received by the Forward Seller in connection with the sale of Shares on behalf of the Forward Purchaser and (iii) the Spread (as defined in the applicable Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) retained by the Forward Purchaser pursuant to the relevant Confirmation(s). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Manager, the Forward Seller, the Forward Purchaser, any person controlling the Manager, the Forward Seller or the Forward Purchaser or any affiliate of the Manager, the Forward Seller or the Forward Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending Direct Sale or Forward Sale through the Manager or the Forward Seller, respectively, the obligations of the Company, including, but not limited to, its obligations under Section 4 of this Agreement, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager, the Forward Seller and the Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending Direct Sale or Forward Sale through the Manager or the Forward Seller, respectively, the obligations of the Company, including, but not limited to, its obligations under Section 4 of this Agreement, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate on the earlier of (i) the date that the aggregate offering price of the Shares sold pursuant to the Equity Distribution Agreements equals the Maximum Program Amount, or (ii) December 31, 2028; provided, however, that this Agreement will continue in effect for the duration of, and solely with respect to, any Confirmation entered into, but not yet settled, before December 31, 2028.

(d) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) Section 10(b) or Section 10(c) of this Agreement or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (d) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(e) Subject to Section 10(c), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager, the Forward Seller and the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4 of this Agreement.

11. Entire Agreement. (a) This Agreement represents the entire agreement among the Company, the Manager, the Forward Seller and the Forward Purchaser with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Manager, the Forward Seller and the Forward Purchaser have acted and will act at arm’s length and neither is an agent of, or owes any fiduciary duties to, the Company or any other person, (ii) the Manager, the Forward Seller and the Forward Purchaser owe the Company only those duties and obligations set forth in this Agreement, any Confirmations and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) none of the activities of the Manager, the Forward Seller or the Forward Purchaser in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Manager, the Forward Seller or the Forward Purchaser with respect to any entity or natural person, and (iv) the Manager, the Forward Seller and the Forward Purchaser may each have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Manager, the Forward Seller or the Forward Purchaser arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

13. Applicable Law. This Agreement and any claims, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager or the Forward Seller shall be delivered, mailed or sent to [•]; if to the Forward Purchaser shall be delivered, mailed or sent to [•]; and if to the Company shall be delivered, mailed or sent to 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: Tchapo Napoe, with a copy to the outside counsel for the Company, McGuireWoods LLP, 201 N. Tryon St., Suite 3000, Charlotte, NC 28202, Attention: Barlow Mann.

16. No Assignment; Parties. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, the Manager, Forward Seller or the Forward Purchaser; provided, however, that if the Forward Purchaser assigns, transfers or sets over its rights, title and interest, powers, privileges and remedies pursuant to Section 20 of the Master Forward Confirmation, the Forward Purchaser may assign its rights and obligations under this Agreement to such successor Forward Purchaser. The Company shall have no obligation to release the Forward Purchaser from its obligations to the Company upon any such assignment or transfer, nor shall any such assignment or transfer relieve or otherwise discharge the Forward Purchaser from its obligations to the Company. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Section 8, the controlling persons, officers, directors, employees and agents and affiliates referred to in Section 8. This Agreement is not intended to confer any rights or benefits on any persons other than as set forth in Section 8 or elsewhere in this Agreement.

17. Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Manager, the Forward Seller or the Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Manager, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Manager, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Manager, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Manager, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

Very truly yours, NISOURCE INC.

By:
Name:
Title:

Accepted as of the date first written above [•], as Manager

By:
Name:
Title:

[•], as Forward Seller

By:
Name:
Title:

[•], as Forward Purchaser

By:
Name:
Title:

SCHEDULE I

Permitted Free Writing Prospectuses

I-1

Exhibit A

[[•] Letterhead]

__________, 20[•]

[   ]

[     ]

Attention: __________

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear __________:

This Transaction Confirmation sets forth the terms of the agreement of [•] ([in its capacity as agent for the Company in connection with any Direct Sale of Primary Shares thereunder, the “Manager,”] [and] [in its capacity as agent for the Forward Purchaser in connection with any Forward Sale of Forward Hedge Shares thereunder, the “Forward Seller]”); [and [•] (as purchaser under any Forward Sale, the “Forward Purchaser”)] with NiSource Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $1,500,000,000 pursuant to the Equity Distribution Agreement among the Company, the Forward Purchaser and the Manager, dated October 31, 2025 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

This Transaction Confirmation relates to [a Direct Sale] [a Forward Sale].

By countersigning or otherwise indicating in writing the Company’s acceptance of this Transaction Confirmation (an “Acceptance”), the Company shall have agreed with the Manager or the Forward Seller, as applicable, to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager or Forward Seller, as applicable (if different than the Agreement):

[To Add Other Applicable Terms for Forward Sale]

1

The transaction set forth in this Transaction Confirmation will not be binding on the Company or the Manager or the Forward Seller, as applicable, unless and until (i) in the case of a Direct Sale, the Company delivers its Acceptance or (ii) in the case of a Forward Sale, the Company delivers its Acceptance and a duly executed Supplemental Confirmation; provided, however, that, in either case, neither the Company nor the Manager or the Forward Seller, as applicable, will be bound by the terms of this Transaction Confirmation unless the Company delivers its Acceptance by [•] a.m./p.m. (New York time) on [the date hereof________, 20[•]].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, [•], As Manager

By:
Name:
Title:

[•], As Forward Purchaser

By:
Name:
Title:

2

[•], As Forward Seller

By:
Name:
Title:

3

ACCEPTED as of the date first above written NISOURCE INC.

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Transaction Confirmation and delivered in accordance with the Agreement]

4